Exhibit 99.1

Enveric Biosciences Reports Financial Results and Provides Corporate Update for Second Quarter 2026

EB-003 Development Highlights:

●	Continued advancing IND-enabling studies supporting the planned submission of an Investigational New Drug (IND) application for EB-003 and expected initiation of Phase 1 clinical trial
●	Reported preclinical data demonstrating that EB-003 consistently exhibited a non-hallucinogenic profile in a highly sensitive GloSensor™ assay, complementing previously reported BRET assay findings
●	Announced promising results from preclinical in vitro experiments indicating no photoreactive potential for EB-003, further derisking its continued development as a potential treatment of neuropsychiatric disorders
●	Initiated genotoxicity studies to evaluate the potential for EB-003 to interact with DNA and cause genetic mutations, a critical measure of safety required for IND submission

Corporate and Business Development Highlights:

●	Received a Notice of Allowance from the USPTO for a patent application covering the Company’s EVM401 Series of methylone-inspired neuroplastogens
●	Secured U.S. Patent No. 12,605,361 pertaining to the Company’s EVM301 Series of molecules being developed as potential treatments for mental health disorders

CAMBRIDGE, Mass., August 14, 2026 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company advancing next-generation neuroplastogenic small molecules to address psychiatric and neurological disorders, today reported financial results for the second quarter ended June 30, 2026, and provided a comprehensive business update.

CEO Commentary:

“The second quarter was highlighted by important progress across the key activities supporting our planned first-in-human clinical trial of EB-003,” said Joseph Tucker, Ph.D., Chief Executive Officer of Enveric. “Over the past several months, we advanced multiple IND-enabling studies and generated additional preclinical data that support EB-003’s potential non-hallucinogenic profile. Collectively, these accomplishments strengthen the scientific foundation of our lead program as we work toward an IND submission for the anticipated Phase 1 trial.”

Dr. Tucker continued: “The additional preclinical data announced during the quarter are particularly encouraging because they provide further validation of our differentiated development strategy. Our previously reported BRET assay findings were reinforced by independent GloSensor™ assay data, extending the body of evidence supporting EB-003’s differentiated pharmacological profile and its potential to preserve certain therapeutic benefits associated with neuroplasticity while avoiding the hallucinogenic effects.”

“The broader neuroplastogenic field also continued to gain momentum during the quarter,” continued Dr. Tucker. “Recent FDA guidance addressing psychedelic drug development, together with strategic investment by major pharmaceutical companies, reflects increasing recognition of the therapeutic promise of these mechanisms. We believe these developments further support our long-held strategy of developing next-generation neuroplastogenic molecules intentionally designed to address many of the limitations associated with first-generation psychedelic-inspired therapies.”

Dr. Tucker added: “During the quarter, we also continued to expand Enveric’s intellectual property portfolio. We secured a new U.S. patent covering methods of treating psychiatric disorders using compounds from our EVM301 Series and subsequently received a Notice of Allowance for our EVM401 Series of proprietary methylone-inspired neuroplastogens. Together, these achievements reflect our ongoing commitment to building a broad portfolio of differentiated neuroplastogenic compounds.”

Dr. Tucker concluded: “As we enter the second half of 2026, our priorities remain clear: complete the remaining IND-enabling activities, submit our planned IND application, and advance EB-003 into a first-in-human clinical trial. We believe the progress over the past several months has strengthened both our lead development program and the broader Enveric platform, positioning the Company to continue creating long-term strategic and shareholder value.”

SECOND QUARTER 2026 AND RECENT BUSINESS HIGHLIGHTS

Corporate, Product and Business Development Highlights:

EB-003 Development:

●	Reported highly sensitive GloSensor™ cAMP assay demonstrating that EB-003 consistently exhibited a differentiated non-hallucinogenic profile.

○	Data complement previously reported BRET assay findings that support Enveric’s differentiated approach to developing non-hallucinogenic neuroplastogenic therapeutics.

●	Announced favorable in vitro study results demonstrating that EB-003 did not exhibit photoreactive potential, supporting its continued development as a potential chronic therapy for patients with neuropsychiatric disorders.
●	Advanced IND-enabling activities through the initiation of genotoxicity studies, an important component of the preclinical safety package required to support submission of an IND application.

Intellectual Property:

●	Secured a new U.S. patent covering methods of treating psychiatric disorders utilizing compounds from Enveric’s EVM301 Series, further strengthening protection around the Company’s proprietary tryptamine-derived neuroplastogenic compounds.
●	Received a Notice of Allowance from the USPTO covering the Company’s EVM401 Series of proprietary methylone-inspired neuroplastogens, expanding Enveric’s growing intellectual property portfolio.

Financial:

●	Closed a private placement, priced at-the-market under Nasdaq rules, for approximately $5.0 million in upfront gross proceeds, with the potential for up to approximately $8.9 million in additional gross proceeds if the associated warrants are exercised in full.

●	Raised an additional approximately $1.5 million from the exercise of warrants.

SECOND QUARTER FINANCIAL RESULTS

Net loss attributable to stockholders was $3.0 million for the second quarter ended June 30, 2026, including $0.3 million in net non-cash expense, with a basic and diluted loss per share of $0.76, as compared to a net loss of $2.5 million, including $0.5 million in net non-cash expense, with a basic and diluted loss per share of $11.65 for the quarter ended June 30, 2025. The Company had cash-on-hand of $8.3 million as of June 30, 2026. For the quarter ended June 30, 2026, the Company raised gross proceeds of $5.0 million through offerings and $1.5 million from the exercise of warrants.

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company focused on developing next-generation, small-molecule neuroplastogenic therapeutics that address unmet needs in psychiatric and neurological disorders. By leveraging a differentiated drug discovery platform and a growing library of protected chemical structures, Enveric is advancing a pipeline of novel compounds designed to promote neuroplasticity without hallucinogenic effects. Enveric’s lead candidate, EB-003, is the first known compound designed to selectively engage both 5-HT2A and 5-HT1B receptors with the potential to deliver fast-acting, durable antidepressant and anxiolytic effects with outpatient convenience.

For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information, including, without limitation, statements regarding Enveric’s development of EB-003, the Company’s planned IND submission and planned Phase 1 clinical development of EB-003, the potential implications of the preclinical GloSensor™ cAMP assay results and previously reported BRET assay results, the potential implications of EB-003’s design, receptor activity and preclinical profile, the potential for EB-003 to be non-hallucinogenic in humans, and Enveric’s beliefs regarding the potential implications of FDA guidance for psychedelic drugs to EB-003 and its planned clinical development. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “proposes,” “budgets,” “explores,” “schedules,” “seeks,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, should, would, or might occur or be achieved. Forward-looking statements may include statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: finalize and submit its IND application to the U.S. Food and Drug Administration; receive clearance to initiate clinical trials; confirm in human clinical trials any non-hallucinogenic, safety, tolerability, efficacy, durability, dosing, treatment-delivery or outpatient-use profile suggested by preclinical studies; carry out successful clinical programs; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations for the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain sufficient future funding for product development, clinical development activities, working capital and other operating expenses on commercially reasonable terms, or at all; scale-up manufacture of product candidates; respond to changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its research and development pipeline assets; continue as a going concern; and manage its future growth effectively.

A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission, including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investor Relations

Tiberend Strategic Advisors, Inc.

David Irish

(231) 632-0002

dirish@tiberend.com

Media Relations

Tiberend Strategic Advisors, Inc.

Casey McDonald

(646) 577-8520

cmcdonald@tiberend.com